Exhibit 99.1

TO:	Executive Officers and Directors of Delphi Corporation

DATE:	March 11, 2005

SUBJECT:	Notice of Imposition of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)

      On March 4, 2005, Delphi Corporation (the “Company”) announced its intention to restate its audited financial statements and related independent auditors’ reports for 2001 and subsequent periods. As a result, the Registration Statements on Form S-8 that register shares of the Company’s common stock that are acquired pursuant to employee benefit plans set forth below will not be available for use until the restatements are filed with the Securities and Exchange Commission (the “Commission”). As previously disclosed, the Company expects that it will be able to file all necessary restatements with the Commission on or before June 30, 2005.

      Consequently, the Company must suspend purchases of its shares by participants in the Delphi Savings — Stock Purchase Program for Salaried Employees in the United States, the Delphi Personal Savings Plan for Hourly Rate Employees in the United States, the Delphi Mechatronic Systems Savings — Stock Purchase Program, and the ASEC Manufacturing Savings Plan (the “401(k) Plans”). The blackout only prevents participants from making additional investments in the Company’s common stock through the 401(k) Plans; participants will still be able to reallocate assets in their accounts from the Company’s common stock fund into the other investment options offered under the Plans.

      Participants in the 401(k) Plans temporarily will be unable to purchase shares of Delphi stock in their 401(k) Plan accounts. This period, during which participants in the 401(k) Plans will be unable to purchase Delphi shares, is called a “blackout period.” The blackout period for the 401(k) Plans will begin today, Friday, March 11, 2005, and is currently anticipated to end at 4:00 pm Eastern Time on the day on which all of the restatements are filed with the Commission. During this period, you can determine whether the blackout period has started or ended by contacting the Fidelity Benefits Center, the administrator of the 401(k) Plans, by telephone at (877) 389-2374 (between 8:30 a.m. and 12 midnight Eastern Time) or on their website at www.yourdelphibenefits.com.

      Section 306(a) of Sarbanes-Oxley requires that, during the blackout period, all executive officers and directors of the Company be prohibited from trading in all Company equity securities (“Service Securities”) acquired by them in connection with their service and/or employment with the Company in such capacities. As a result, during the blackout period, you will not be able to directly or indirectly, acquire, dispose of or transfer any Service Securities, subject to certain limited exceptions. In accordance with the unforeseeable circumstances exemption under Section 306(a) of Sarbanes-Oxley, the Company determined that it was unable to give advance notice of the blackout period to you. To determine whether an exception applies to a transaction by you in Service Securities, you must contact Marjorie Harris Loeb of the Delphi Legal Staff at (248) 813-6801, 5725 Delphi Drive, Troy, MI 48098. You may also contact her via email at marjorie.h.loeb@delphi.com.

      Please note that while only your Service Securities will be affected by this blackout period, your ability to acquire, dispose of, or transfer any Company equity securities that do not qualify as Service Securities, is subject to the Company’s insider trading policy. Under such policy you will generally be prohibited from trading in any Company equity securities prior to the date the restatements are filed with the Commission. Therefore, prior to effecting any acquisition, disposition or transfer of Company equity securities during the blackout period, you should confirm with the Delphi Legal Staff that such transaction is permissible.

      If you have any questions concerning this notice, you should contact the Delphi Legal Staff.

DELPHI CORPORATION
By:	/s/ Logan G. Robinson
Logan G. Robinson
Vice President and General Counsel